Exhibit 3.1

AMENDED

AND

RESTATED BYLAWS

OF

CYNGN INC.

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of Cyngn, Inc. (the “Corporation”) will be fixed in the Certificate of Incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices. The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

2.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware, as may be designated from time to time by the Board of Directors, the President or the Chief Executive Officer. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law.

2.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors at the time and place to be fixed by the Board of Directors and stated in the notice of the meeting.

2.3 Special Meetings Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Certificate of Incorporation of the Corporation. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

2.4 Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given

2.5 Voting List. The Corporation shall prepare, or cause to be prepared, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date). Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of one-third (1/3rd) of the voting power of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

2.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the Chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as Secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.8 Organization. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chairman of the Board, or in his or her absence or inability to act, the Chief Executive Officer (as defined in Section 4.3) or, in his or her absence or inability to act, the officer or director whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, if any, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

a.	the establishment of an agenda or order of business for the meeting;

b.	the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

c.	rules and procedures for maintaining order at the meeting and the safety of those present;

d.	limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

e.	restrictions on entry to the meeting after the time fixed for the commencement thereof; and limitations on the time allotted to questions or comments by participants.

2.9 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his or her authorized agent or by a transmission permitted by law and delivered to the Secretary of the Corporation. No stockholder may authorize more than one proxy for his or her shares. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.10 Action at Meeting. When a quorum is present at any meeting, any election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter shall decide such matter), except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.11 Stockholder Action Without Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a proxy holder or other person authorized to act for a stockholder, shall be deemed to be written, signed and dated for the purpose of this Section 2.11, provided that such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or by a person authorized to act for the stockholder and (ii) the date on which such stockholder or authorized person transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

2.12 Advance Notice of Stockholder Nominations and Proposals.

a.	Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

i.	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

ii.	otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

iii.	otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.12, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Exchange Act.

b.	Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.12(a)(iii) or Section 2.12(d), a Proposing Stockholder’s notice to the Secretary shall set forth or include:

i.	the name, age, business address, and residence address of each nominee proposed in such notice;

ii.	the principal occupation or employment of each such nominee;

iii.	the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

iv.	such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

v.	a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:

A.	consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected,

B.	intends to serve as a director for the full term for which such person is standing for election,

C.	makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading, (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director,

d.	discloses any conflicts of interest or any compensation, reimbursement, agreement, arrangement, or understanding relating to service as director or participation in the nomination or solicitation, including any contingent fees, success fees, or indemnification arrangements, and

vi.	as to the Proposing Stockholder:

A.	the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

B.	the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting,

C.	a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting. The notice shall include a description of any agreement, arrangement, or understanding, whether formal or informal, between or among the Proposing Stockholder and any Affiliate, Associate, or any person or entity that has entered into an agreement, arrangement or understanding with the Proposing Stockholder relating to the coordinated acquisition, voting, or disposition of the Corporation’s securities or participation in a solicitation of proxies.

D.	a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

E.	a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

F.	a representation that the Proposing Stockholder intends to comply with the universal proxy rules under SEC Rule 14a-19 and to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination,

G.	a representation that the Proposing Stockholder has not entered into any undisclosed agreement relating to the voting of shares in the election of directors, and

H.	a representation that the Proposing Stockholder will not materially increase or decrease its economic ownership position between the record date and the meeting date without disclosure, and

The Corporation may require any proposed nominee to furnish such other information as is reasonably required to determine eligibility under the Delaware General Corporation Law, independence under applicable Nasdaq rules, or disclosure required in a proxy statement under applicable securities laws. Any such update or supplement shall be delivered to the Secretary at the Corporation’s principal executive offices no later than five business days after the record date for subsequent information has been delivered to the Proposing Stockholder.

c.	Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

i.	a brief description of the business desired to be brought before the annual meeting;

ii.	the reasons for conducting such business at the annual meeting;

iii.	the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

iv.	any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

v.	any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

vi.	a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

vii.	the information required by Section 2.12(b)(vi) above.

d.	Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

i.	by or at the direction of the Board of Directors or any committee thereof; or

ii.	provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election, and who complies with the notice procedures set forth in this Section 2.12.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.12(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

e.	Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.12. If any proposed nomination was not made or proposed in compliance with this Section 2.12, or other business was not made or proposed in compliance with this Section 2.12, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.12 does not provide the information required under this Section 2.12 to the Corporation, including the updated information required by Section 2.12(b)(vi)(B), Section 2.12(b)(vi)(C), and Section 2.12(b)(vi)(D) within five business days after the record date for such meeting or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

f.	Rule 14a-8. This Section 2.12 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

g.	Beneficial Ownership. For purposes of this Section 2.12, “Beneficial Ownership” shall include direct and indirect beneficial ownership and economic exposure, whether through equity securities, options, warrants, convertible instruments, swaps, forwards, collars, total return instruments, or similar arrangements, as of the date of the notice.

h.	Cure of Deficiencies. If any information provided pursuant to this Section 2.12 is determined by the Board, acting through a committee of independent directors, to be deficient, the Corporation shall notify the Proposing Stockholder within two business days, and the Proposing Stockholder shall have three business days after receipt to cure such deficiency. The Board shall not declare a nomination invalid for immaterial deficiencies that are cured within the cure period.

2.13 Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.14 Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation, and (iv) the Corporation may adopt and enforce rules for conduct of any meeting of stockholders that are reasonable and designed to ensure orderly meeting procedures, including limits on speaking time, submission of questions, and conduct of participants. Such rules shall be applied in a non-discriminatory manner and solely to ensure the orderly conduct of the meeting.

ARTICLE III

BOARD OF DIRECTORS

3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

3.2 Number and Term of Office. The number of directors of the Corporation shall be fixed from time to time in the manner set forth in the certificate of incorporation. Unless otherwise provided by the Certificate of Incorporation and subject to the rights of any series of Preferred Stock to elect directors, the Board shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

3.3 Vacancies and Newly Created Directorships. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.

3.4 Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the President, Chairman of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.5 Removal. Subject to the special rights of holders of any series of Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law.

3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

3.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or a majority of the directors and may be held at any time and place, within or without the State of Delaware.

3.8 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by whom it is not waived by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (ii) delivering written notice by hand, to his or her last known business or home address at least 24 hours in advance of the meeting, or (iii) mailing written notice to his or her last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.9 Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

3.10 Quorum. Except as required by these Bylaws, the Certificate of Incorporation or required by applicable law, the presence of a majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.8 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

3.12 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

3.14 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

3.15 Director Qualifications. To be eligible to serve as a member of the Board of Directors (including as a nominee for election), a person must satisfy each of the following qualifications at the time of nomination and, if elected, throughout such person’s service as a director:

(a) Legal Capacity and Eligibility. The nominee must: (i) be a natural person of at least twenty-one (21) years of age; (ii) have the legal capacity to enter into binding agreements; and (iii) not be prohibited from serving as a director of a public company under the Delaware General Corporation Law, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or the rules of The Nasdaq Stock Market LLC.

(b) No Disqualifying Regulatory or Legal Status. The nominee must not: (i) be subject to any order, judgment, decree, or ruling of any court or governmental or regulatory authority that bars, suspends, or materially limits such person’s service as a director or officer of a public company; (ii) be subject to disqualification under Rule 506(d) of Regulation D under the Securities Act of 1933, as amended; or (iii) have been convicted within the past ten (10) years of any felony or misdemeanor involving fraud, dishonesty, false statements, or breach of fiduciary duty.

(c) Independence and Conflicts of Interest. The nominee must: (i) be able to qualify as “independent” under applicable Nasdaq listing standards, except to the extent the Board has designated a particular directorship as not requiring independence; and (ii) disclose all actual or potential conflicts of interest, including financial, business, or personal relationships that would be required to be disclosed under applicable securities laws or Nasdaq rules. Any designation of a directorship as not requiring independence shall be made by the Board prior to the nomination deadline.

(d) Fiduciary Duty Acknowledgment. The nominee must provide a written representation and agreement acknowledging that: (i) if elected, the nominee will owe fiduciary duties solely to the Corporation and its stockholders as a whole; (ii) the nominee will not act on behalf of, or represent the interests of, any particular stockholder, group of stockholders, or other constituency; and (iii) the nominee has not entered into any undisclosed agreement relating to such nominee’s voting or service on the Board of Directors.

(e) Governance Policy Compliance. The nominee must agree in writing to comply with all applicable policies and guidelines of the Corporation, including, without limitation: (i) the Code of Business Conduct and Ethics; (ii) insider trading and confidentiality policies; (iii) Regulation FD and related disclosure policies; and (iv) any corporate governance guidelines adopted by the Board.

(f) Information, Disclosure, and Cooperation. The nominee must (i) provide all information reasonably required to determine: (x) eligibility under the Delaware General Corporation Law; (y) independence under Nasdaq listing standards; and (z) disclosure obligations under applicable securities laws; (ii) consent to reasonable background checks, including criminal, civil litigation, and regulatory history, to the extent relevant to service as a director; and (iii) participate, upon reasonable notice and during customary business hours, in such remote and/or in-person interviews as required by the nominating and/or corporate governance committee of the Board of Directors for such committees to make recommendations regarding such nominee’s service on the Board of Directors.

(g) Time Commitment and Availability. The nominee must reasonably be expected to: (i) devote sufficient time and attention to fulfill the duties of a director; (ii) attend Board and applicable committee meetings regularly; and (iii) serve on committees of the Board if so appointed.

(h) Competence and Experience. The nominee must possess education, experience, or professional background sufficient to enable such person to: (i) understand the Corporation’s business and operations; (ii) exercise informed judgment in overseeing management; and (iii) read and understand financial statements of a public company.

(i) Universal Proxy Compliance. The nominee must: (i) consent to being named in the Corporation’s proxy statement and proxy card; and (ii) agree to comply with Rule 14a-19 under the Securities Exchange Act of 1934 and the rules promulgated thereunder.

(j) Disclosure of Arrangements with Nominating Stockholders. The nominee must disclose, and represent that such disclosure is complete and accurate, any agreement, arrangement, or understanding with any stockholder (or any affiliate or associate thereof) relating to: (i) the nomination or election of the nominee; (ii) service as a director; or (iii) compensation, reimbursement, indemnification, or other financial arrangements in connection with such service.

(k) Continuing Compliance and Resignation. Each director shall promptly notify the Corporation of any change in circumstances that may affect such director’s ability to satisfy the qualifications set forth in this Section 3.15. Any director who ceases to satisfy any qualification in this Section 3.15 shall tender an irrevocable resignation to the Board, effective upon acceptance by the Board.

ARTICLE IV

OFFICERS

4.1 Positions and Election. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

4.2 Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of his or her resignation in writing, or by electronic transmission, to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

4.3 Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors. Unless otherwise provided by the Board of Directors, he or she shall preside at all meetings of the stockholders.

4.4 Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these Bylaws and the control of the Board of Directors, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

4.5 President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Chief Executive Officer or that are incident to the office of president.

4.6 Vice Presidents. Each vice president of the Corporation shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the President, or that are incident to the office of vice president.

4.7 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

4.8 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

4.9 Treasurer. The treasurer of the Corporation shall have the custody of the Corporation’s funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the President and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

4.10 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.11 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V

CAPITAL STOCK

5.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

5.2 Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent, or registrar who has signed such a certificate ceases to be an officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still such at the date of its issue.

5.3 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Company or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

5.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

5.5  Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars

ARTICLE VI

GENERAL PROVISIONS

6.1 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

6.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

6.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

6.4 Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the Corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this Corporation and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of this Corporation’s ownership of securities in such other corporation or other organization.

6.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.6 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

6.7 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

6.8 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

6.9 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the Delaware General Corporation Law. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

6.10 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

6.11 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

6.12 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VII

AMENDMENTS

7.1 By the Board of Directors. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

7.2 By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 8.2, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board of Directors of the corporation, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this section or otherwise.

8.2 Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, or 20 days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the corporation.

8.3 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

8.4 Non-Exclusivity of Rights. The rights conferred on any person in this Article VIII shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

8.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

8.6 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

8.7 Insurance. The Corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

8.8 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII shall not adversely affect any right or protection of an indemnitee or his or her successor in respect of any act or omission occurring prior to such amendment, repeal or modification.